An Introduction to Klinger Advanced
Aesthetics

Building the Dominant Integrated Aesthetics Company

Safe Harbor

Except for historical information, the statements made in this written and oral presentation are forward-looking statements and actual results could vary.

Actual results may differ materially from those set forth in this presentation due to the risks and uncertainties inherent in KAA's business.  All forward-looking statements are qualified in their entirety by this cautionary statement and Klinger

Advanced Aesthetics undertakes no obligation to revise or update this presentation to reflect events or circumstances after the date hereof.

V I S I O N

Create the #1 global consumer brand that stands for

(real-repeatable-measurable) results

in human appearance-improvement

(“aesthetics”)

Science-based aesthetic services and products sold to
mid/up scale consumers

Proprietary IP licensed to MD’s and other aesthetic
channels of distribution

Offering

Products – medical grade skin care, foundation and hair care

IP – Therapeutic delivery tools, aesthetic diagnostics, and product delivery  systems

Services – Cosmetic dermatology, skin care, teeth-whitening, hair care

Public Company via Reverse Merger

Revenues

2005 Actual  - $35M

Expect +50% CAGR 2005-2110

Facilities (2006)

Headquarters – NY/Norwalk, CT

14 doors in top US aesthetic markets

Employees: 576

T H E  B U S I N E S S  O F  K A A

B R A N D

R E V E N U E  M O D E L

D I S T R I B U T I O N

S T R A T E G I C

A D V A N T A G E

T H E  K A A  B U S I N E S S  M O D E L

5

Equity Story

•Large/Growing Market

•Unique/Solutions Value Prop

•First Mover

•Barriers to Entry

•Strong Revenue Model

I N V E S T M E N T  H I G H L I G H T S

High Growth/Recession-Proof Aesthetics Market

$104 billion (US only)

7.7% CAGR but 2x that in high demand “vanity”
markets

Meeting three (researched) unmet consumer needs”

Measurable results

Credible decision support

One - stop shopping

Highly differentiated model

Strategic partnerships

Growing revenue streams in growing markets

Experienced management team

T H E  K A A  B R A N D

   Integrated

   “Hopkins Verified”

   Predictable/Measurable

   Aesthetic Results

M E A S U R I N G  “B E A U T Y “  &  “O U T C O M E S “

Skin parameters

Facial feature symmetry

Teeth color

Skin and hair color

D I V E R S I F I E D    R E V E N U E  M O D E L

   Products

   Services

   Geography

   IP

TDT

WELCOME

FORMS

TREATMENT

I P   M O D E L

D I A G N O S E  -  T R E A T – M E A S U R E

CLIENT FOLDER

P R O D U C T   M O D E L

Unique OTC and Rx solutions to

unmet consumer needs

(Scientifically) measurable results

Cosmetically elegant to insure

compliance

B R A N D I N G  U N I Q U E N E S S

R E P R E S E N T A T I V E   E X A M P L E  -  S U N  S C R E E N

T H E   K A A   “C L I N I C A L   F A C I A L”
A   N E W  P A R A D I G M   S E R V I C E  M O D E L

U S I N G  I P
T O   T R A N S F O R M    A E S T H E T I C   S E R V I C E S

“P R A C T I C E – W I T H I N – A – P R A C T I C E”
K E Y  E L E M E N T S

Patient diagnostics

Therapeutic Delivery System (TDS)

Clinical Facial

Cosmedicine OTC/Rx retail products

Cosmedicine back bar products

Branding package - Klinger Advanced Aesthetics & Johns Hopkins Medicine

Johns Hopkins and KAA Medical Board oversight

Credentialing package - MD, NP’s and Aestheticians

Practitioner training - MD, NP’s and Aestheticians

Web tools for MD’s private label web site including Space planning/design for reception, entry door and single treatment room

D O M E S T I C  A N D  I T E R N A T I O N A L  S O U R C E S  O F   R E V E N U E

Domestic sources of revenue

Product sales via 3rd party prestige retail via alliance

Service and product sales via KAA owned doors

IP and product sales in MD offices via alliance

E-commerce and catalog product sales via alliance

International sources of revenue

Product sales via 3rd party prestige retail via alliance

Product sales in Pharmacies via alliance

IP sales to MD’s via alliance

T H E   D I S T R I B U T I O N  M O D E L

   Sephora

   Stand Alone/Adjacent stores

   MD Offices

   E-Commerce

K A A  O W N E D  &  O P E R A T E D 1 6  L O C A T I O N S

2 0 0 6 (Actual and Scheduled)

Dallas

Side By Side With Sephora

Flagships

Small Box

MD Offices

KEY

Burlington

Beverly Hills (2)

Beverly Hills

Costa Mesa

West Palm Beach

Boca Raton

New York City

Washington DC

Chicago

Small Box

Palm Beach

Short Hills

Dallas

New York City

Mt. Kisco, NY

Manhasset

S I D E  B Y  S I D E   S TOR E S  W I T H   S E P H O R A

S C A L I N G  A C C E S S – D I S T R I B U T I O N  S T R A T E G Y

   15,000 global MD doors

  700 globally-leading prestige retail doors

    #1 Prestige beauty e-commerce site

   #1 Prestige beauty catalogue

S T R A T E G I C    A D V A N T A G E

   Strategic Partners

   Johns Hopkins

   Medical Board

   First to Market Capabilities

   Platform Assets

   Management Team

   Unique-branded IP, Products and

      Services Verified by Science

A L L  K A A  S I G H T S  A R E  O V E R S E E N  BY
J O H N S  H O P K I N S  M E D I C I N E    F O R  S A F E T Y

F U L L Y  S T A F F E D  M A N A G E M E N T  T E A M
H I G H L I G H T  A C C O M P L I S H M E N T S

   Richard Rakowski – President NASDQ health services company with strong growth

   Jane Terker – Ran large/growing skin branded skin care company

   John Higgins – Ran operations for large consumer companies

   Carolyn Aversano – Senior marketing executive with beauty brands and Sephora

   Wade Haddad – Real estate executive with leading mall company

Dr. Rod Rohrich

   M E D I C A L   B O A R D  M EM B E R S
A R E  W E L L - R E C O G N I Z E D
A C A D E M I C   M E D I C A L   L E A D E R S

25

Surgeon, President ASPS, UT Southwestern, Aesthetic Journal

Dr. Peter Fodor

Surgeon, President ASAPS, Beverly Hills

Dr. Mark Rubin

Dermatologist – Beverly Hills

Dr. Steven Fagien

Surgeon, Allergan Training, Boca Raton

Dr. Jeff Kenkel

Surgeon, UTSW, Academic Laser   Expert

Dr. Victor Martel

Dentist, Cosmetic Academic Dentistry

F I N A N C I A L  H I G H L I G H T S

Public Company

Completed registration

$74M raised to date – Lead investors

Kidd & Company

L Capital

Pequot Capital and North Sound Capital

2005 Revenue of $35M with expected 2005 – 2010 CAGR of +50%

Converting acquired assets into higher ROI business model

Reverse split to NASDQ listed company - Pending